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                                  EXHIBIT 16.1

                         LETTER FROM ERNST & YOUNG, LLP,
                            DATED SEPTEMBER 10, 2004





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[ERNST & YOUNG LOGO]     - Ernst & Young LLP             - Phone: (312) 879-2000
                           Sears Tower                     www.ey.com
                           233 South Wacker Drive
                           Chicago, IL 60606-6301




  September 10, 2004



  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Gentlemen:

  We have read Item 4 of Form 8-K dated September 10, 2004, of Universal Automotive Industries, Inc. and are in agreement with the statements contained in the first and second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                           /s/ ERNST & YOUNG LLP